UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 16, 2016
(Date of earliest event reported:  June 16, 2016)

REVLON CONSUMER PRODUCTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1
Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 16, 2016, Revlon, Inc. (“Revlon”) and Revlon Consumer Products Corporation, Revlon’s direct wholly-owned operating subsidiary (“RCPC” and, together with Revlon, “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Revlon, RCPC, RR Transaction Corp., a wholly-owned subsidiary of RCPC (“Acquisition Sub”), and Elizabeth Arden, Inc. (the “Company”) pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of RCPC.

Pursuant to the Merger Agreement, at the effective time of the Merger, each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”) (other than any shares held by the Company as treasury shares or shares held by Revlon, RCPC or Acquisition Sub) will be cancelled and extinguished and converted into the right to receive $14.00 in cash, without interest, less any required withholding taxes (the “Per Share Merger Consideration”).  Parent expects to fund the Per Share Merger Consideration with new debt incurred pursuant to the Debt Commitment Letter, as described below.

As of the effective time of the Merger, (i) each stock option of the Company that is outstanding and unexercised immediately before the effective time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option; and (ii) each restricted share unit of the Company will become fully vested and converted into the right to receive an amount in cash equal to the Per Share Merger Consideration.

The parties to the Merger Agreement have each made customary representations and warranties.  The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; (ii) to promptly call a meeting of the Company’s shareholders to vote on the Merger Agreement and the Merger; (iii) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties; and (iv) to cooperate with Parent’s efforts to obtain financing.  Parent also has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use commercially reasonable efforts to obtain the debt financing contemplated by the Debt Commitment Letter (as defined below), or such alternative financing as contemplated by the Merger Agreement.  The parties have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all antitrust approvals.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) approval of the Merger Agreement by the holders of a majority of each of the Company’s outstanding capital stock, including a majority of the holders of Common Stock and Series A Serial Preferred Stock voting as separate classes; (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of other required antitrust approvals; and (iv) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger.  Parent’s and Acquisition Sub’s obligation to consummate the Merger is also conditioned on, among other things, the absence of any material adverse effect on the Company.

The Merger Agreement also contains certain specified termination provisions, including, among others, a mutual termination right if the Merger has not been consummated on or before December 16, 2016.  In certain circumstances in connection with the termination of the Merger Agreement, the Company or Parent must pay a termination fee.  The Company must pay to Parent a $14 million termination fee in the event that the Merger Agreement is terminated following a Change of Recommendation (as defined in the Merger Agreement) for the Merger by the Company’s board of directors, or if the Company terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal, as set forth in, and subject to the conditions of, the Merger Agreement. The Company also must pay to Parent a $14 million termination fee if the Merger Agreement is terminated for certain specified circumstances and the Company enters into a letter of intent or definitive agreement with respect to a competing proposal within 12 months after the termination of the Merger Agreement, which transaction is subsequently consummated.  In addition, the Merger Agreement provides that Parent is required to pay the Company a termination fee of $40 million under certain circumstances where the Merger Agreement is terminated because Parent and Acquisition Sub have failed to consummate the Merger as a result of the full amount of the proceeds of Parent’s debt financing not being funded at the Closing and all mutual conditions and Parent’s and Acquisition Sub’s conditions to the consummation of the Merger have been satisfied.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent or Acquisition Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Acquisition Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Company’s public disclosures.

Nightingale Agreement

In connection with the Merger Agreement, on June 16, 2016, the Company, Parent and Acquisition Sub entered into a Preferred Stock Repurchase and Warrant Cancellation Agreement, dated June 16, 2016 (the “Nightingale Agreement”), with Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (collectively, “Nightingale”).  Pursuant to the Nightingale Agreement, (i) Nightingale approved the cancellation of the warrants held by Nightingale for the purchase of up to 2,452,267 shares of Common Stock at an exercise price of $20.39 (the “Nightingale Warrants”) upon consummation of the Merger; and (ii) Nightingale and the Company agreed that the Company would repurchase each share of Series A Preferred Stock held by Nightingale on the terms set forth therein.

A copy of the Nightingale Agreement is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Nightingale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nightingale Agreement.

Voting Agreements

In connection with entering into the Merger Agreement, on June 16, 2016, Parent and Acquisition Sub entered into a support agreement (the “Nightingale Voting Agreement”) with Nightingale, and a support agreement (the “Beattie Voting Agreement” and, together with the Nightingale Voting Agreement, the “Voting Agreements”) with E. Scott Beattie, the Company’s Chairman, President and Chief Executive Officer.  Nightingale holds approximately 14% of the issued and outstanding shares of Common Stock and, including (on a fully diluted basis) its ownership of the Nightingale Warrants and the Series A Preferred Stock, has a percentage interest in the Company of approximately 20%.  Mr. Beattie owns approximately 4% of the issued and outstanding shares of Common Stock.  Each Voting Agreement generally requires that the shareholders party thereto vote their shares of stock in the Company in favor of the adoption of the Merger Agreement and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

A copy of the Nightingale Voting Agreement is filed herewith as Exhibit 10.2, a copy of the Beattie Voting Agreement is filed herewith as Exhibit 10.3 and each Voting Agreement is incorporated in this Item 1.01 by reference. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Voting Agreement.

Item 8.01. Other Events.

Debt Commitment Letter

In connection with entering into the Merger Agreement, on June 16, 2016, RCPC entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Lenders”). Pursuant to the Debt Commitment Letter, the Lenders have committed to arrange and provide RCPC with: (i) a senior secured term loan facility in an aggregate principal amount of $1.8 billion, (ii) a senior secured asset-based revolving credit facility in a principal amount of $400 million and (iii) to the extent that the proceeds of the Unsecured Notes (as defined below) are not available to consummate the Merger Agreement, up to $400 million of senior unsecured bridge loans under a senior unsecured credit facility (the foregoing facilities collectively, the “Facilities”).  Additionally, RCPC has engaged affiliates of the Lenders to act as underwriters, initial purchasers and placement agents for a private placement of $400 million of senior unsecured notes (the “Unsecured Notes”).  The proceeds of the applicable Facilities and Unsecured Notes (to the extent borrowed or issued on the Closing Date) may be used (x) to finance the Merger, (y) to pay the fees, costs and expenses incurred in connection with, among other things, the Merger and the Facilities and (z) to fund the refinancing of certain of RCPC’s and all of the Company’s existing debt and credit facilities. The availability of the borrowings under the Facilities is subject to the satisfaction of certain customary conditions, including the consummation of the Merger.

Press Release and Investor Presentation

On June 16, 2016, Revlon issued a press release announcing the entry into the Merger Agreement.  The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

On June 16, 2016, Revlon also provided supplemental information regarding the proposed Merger in connection with a presentation to investors. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.       Description

2.1*	Agreement and Plan of Merger, dated June 16, 2016, by and among Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., and Elizabeth Arden, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).
10.1	Preferred Stock Repurchase and Warrant Cancellation Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).
10.2	Support Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).
10.3	Support Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp. and E. Scott Beattie (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).
99.1	Press Release, dated June 16, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).
99.2	Investor Presentation, dated June 16, 2016 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the Merger.  In connection with the Merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The Company’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://corporate.elizabetharden.com or by directing a request to the Company at Elizabeth Arden, Inc., Secretary, 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027.

The directors, executive officers and certain other members of management and employees of Parent and the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the Merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the Merger will be set forth in the proxy statement and other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and in the Company’s definitive proxy statement filed with the SEC on Schedule 14A. You can find information about Revlon’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about Parent’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Parent’s ongoing obligations under the U.S. federal securities laws, Parent undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, Parent’s beliefs, expectations, guidance, focus and/or plans regarding future events, including Parent’s plans to consummate the Merger and the related financing transactions, as well as the terms and conditions of such transactions, and as to the timing thereof. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Parent’s filings with the SEC, including Parent’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2016 (which, with respect to Revlon and RCPC, may be viewed on the SEC’s website at http://www.sec.gov or, with respect to Revlon, on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the Merger not being timely completed, if completed at all; risks associated with the financing of the transaction; prior to the completion of the Merger, Revlon’s, RCPC’s or the Company’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period. Factors other than those referred to above could also cause Parent’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Parent’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: June 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated June 16, 2016, by and among Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., and Elizabeth Arden, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

10.1
Preferred Stock Repurchase and Warrant Cancellation Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

10.2
Support Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

10.3
Support Agreement, dated June 16, 2016, by and among, Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp. and E. Scott Beattie (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

99.1	Press Release, dated June 16, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

99.2
Investor Presentation, dated June 16, 2016 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on June 16, 2016).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.